Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-70082) of MFA Mortgage Investments, Inc., of our report dated February 3, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 3, 2003


                                       76